AMENDMENT
TO THE
EXECUTIVE SEVERANCE PAY PLAN OF AARON’S, INC.

THIS AMENDMENT to the Executive Severance Pay Plan of Aaron’s, Inc., effective February 1, 2014 and as amended and restated effective as of August 5, 2015 (the “Plan”) is hereby made and entered into Aaron’s, Inc. (the “Company”), effective as of July 9, 2020.

W I T N E S S E T H:

WHEREAS, the Company sponsors and maintains the Plan for the purpose of providing certain severance benefits for its eligible executives; and

WHEREAS, the Company has reserved the right to amend the Plan in accordance with Section X of the Plan.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows effective as of July 9, 2020:

1.    Section 5.1 is hereby amended to add a new subsection (c) to read as follows:

“(c) Annual Bonus. In addition to the amounts set forth in Sections 5.1(a) and (b) above, the Participant’s Employer will pay the Participant a lump sum amount equal to the Participant’s Target Bonus under the Employer’s annual bonus plan for the fiscal year of the Participant’s Separation from Service. Notwithstanding the above, this Section 5.1(c) is not intended to provide the Participant with duplicative benefits and shall not apply to the extent that pursuant to the terms of the annual bonus plan, the Participant has received or is already entitled to receive a payment under or with respect to such annual bonus plan for the fiscal year of the Participant’s Separation from Service.”

2.    The chart set forth in Section 5.2(a) is hereby replaced in its entirety with the following chart:

Salary Grade	Amount of Severance Pay
21 or higher	24 months of Annual Salary + 24 Months of Target Bonus
20	18 months of Annual Salary + 18 Months of Target Bonus
18 or 19	18 months of Annual Salary + 18 Months of Target Bonus

3.    Section 5.3(a) is hereby amended in its entirety to read as follows:

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“(a) The salary benefits payable to a Participant under Section 5.1(a) or Section 5.2(a) above shall be paid to the a lump sum in cash on the sixtieth (60th) day following the date of the Participant’s termination of employment, with a lump sum catch-up payment made at that time in an amount equal to the aggregate amount of payments that would have been paid through such date had payments commenced on the Participant’s Termination Date. Notwithstanding the foregoing, to the extent that the salary benefits payable to a Participant under Section 5.1(a) or Section 5.2(a) above are not exempt as a short-term deferral (within the meaning of Section 409A of the Code) or qualify for the two-times compensation exemption of Treasury Reg. § 1.409A-1(b)(9)(iii), then such salary benefits shall be paid in accordance with the Employer’s standard payroll schedule for the payment of base salary to executives, in substantially equal installments over the specified number of months (e.g., 12 months under Section 5.1(a)). Payment of such installments will begin on the sixtieth (60th) day following the Participant’s termination of employment, with a lump sum catch-up payment made at that time in an amount equal to the aggregate amount of payments that would have been paid through such date had payments commenced on the Participant’s Termination Date.”

4.    Section 5.3(b) is hereby amended in its entirety to read as follows:

“(b) The lump sum payment for COBRA Premiums payable under Section 5.1(b) or Section 5.2(b) and the lump sum payment of bonuses payable under Section 5.1(c) or 5.2(c) will be paid to the Participant in a lump sum in cash on the sixtieth (60th) day following the date of the Participant’s termination of employment; provided, however, any prorated annual bonus that is calculated based on the actual attainment of performance criteria shall be paid when such bonuses would normally be paid under the terms of the plan.”

5.    Exhibit A is hereby replaced in its entirety with the following:

EXHIBIT A

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Specifically Designated Executives
(As Amended and Restated,
Effective July 9, 2020)

Executive	Amount of Severance Pay under Section 5.2(a)
Curtis Doman Blake Wakefield	18 months of Annual Salary + 18 Months of Target Bonus
Tanner Barney Marvin Fentress Brian J. Garner Bill Green Ben Hawksworth Kurtis Hilton Christian Matsumori Ryan Ray Trevor Thatcher	18 months of Annual Salary + 18 Months of Target Bonus

6.    Except as specifically amended herein, the provisions of the Plan shall remain in full force and effect.

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IN WITNESS WHEREOF, this Amendment has been duly executed on behalf of the Company on this 24th day of July 2020, to be effective as of July 9, 2020.

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AARON’S, INC.

By:_______________________________________

Title: CFO & President, Strategic Operations
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